FORM OF
                              TRANSACTION AGREEMENT


                                 by and between


                              HRPT PROPERTIES TRUST


                                       and


                         SENIOR HOUSING PROPERTIES TRUST






                           ---------------------------

                               __________ __, 1999

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                                              Page

SECTION 1   DEFINITIONS...........................................................................................1

SECTION 2     TRANSFERS; DISTRIBUTION.............................................................................6
                  2.1      Transfer of Senior Properties..........................................................6
                  2.2      Transfer of Capital Stock; Promissory Notes............................................6
                  2.3      The Distribution.......................................................................7
                  2.4      Representations; No Implied Representations, etc.......................................8

SECTION 3     POST-DISTRIBUTION COVENANTS. ......................................................................10
                  3.1      Operations and Investments of HRPT and Senior Housing.................................10
                  3.2      Cooperation, Exchange of Information, and Retention
                           of Records............................................................................10
                  3.3      Repayment of Senior Housing Formation Debt............................................11
                  3.4      Covenants to Maintain REIT Qualification..............................................12
                  3.5      Transfer of Senior Housing Shares.....................................................12

SECTION 4  DISTRIBUTION DATE ALLOCATIONS.........................................................................13
                  4.1      GAAP Allocations.  ...................................................................13
                  4.2      Cash Allocations.  ...................................................................13
                  4.3      No Other Prorations.  ................................................................13

SECTION 5     SURVIVAL; INDEMNIFICATION..........................................................................14
                  5.1      Indemnification by HRPT...............................................................14
                  5.2      Indemnification by Senior Housing.....................................................14
                  5.3      Indemnification Procedures............................................................14
                  5.4      Certain Limitations, Etc..............................................................16
                  5.5      Priority of Section 6.  ..............................................................16

SECTION 6   TAX MATTERS..........................................................................................16
                  6.1      General Responsibility for Taxes......................................................16
                  6.2      Allocation of Certain Taxes Among Taxable Periods.....................................17
                  6.3      Filing and Payment Responsibility.....................................................17
                  6.4      Refunds and Credits...................................................................18
                  6.5      Tax Contests..........................................................................18
                  6.6      Resolution of Disputes................................................................19










SECTION 7   MISCELLANEOUS........................................................................................19
                  7.1      Arbitration...........................................................................19
                  7.2      Confidentiality.......................................................................19
                  7.3      Notices...............................................................................19
                  7.4      Waivers, Etc..........................................................................20
                  7.5      Assignment; Successors and Assigns....................................................21
                  7.6      Severability..........................................................................21
                  7.7      Counterparts, Etc.....................................................................21
                  7.8      Governing Law.........................................................................21
                  7.9      Expenses..............................................................................21
                  7.10     Section and Other Headings............................................................22
                  7.11     Exculpation...........................................................................22


EXHIBIT A         Form of Promissory Note

SCHEDULE I        Description of Premises
SCHEDULE II       Description of Tenant Leases
SCHEDULE III      Description of Transferred Subsidiaries

                              TRANSACTION AGREEMENT


         TRANSACTION AGREEMENT made __________ __, 1999, by and between HRPT PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns, "HRPT"), and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (including its successors and permitted assigns,"Senior Housing") and currently a wholly-owned subsidiary of HRPT.

                                     RECITAL

         HRPT is a real estate investment trust which, indirectly through subsidiaries, owns a diversified portfolio of office buildings and senior housing properties. The board of trustees of HRPT has determined that it is in the best interests of HRPT and its shareholders to separate the ownership of the office building and the senior housing properties and in order to effect such separation, to transfer all of the stock of HRPT subsidiaries holding senior housing properties to Senior Housing, to accept $200,000,000 of indebtedness of Senior Housing and certain of its subsidiaries as partial consideration for such transfers, and to distribute a majority of the outstanding common shares of beneficial interest of Senior Housing held by HRPT to the holders of common shares of beneficial interest of HRPT as a special distribution. As part of this separation transaction and distribution, HRPT and Senior Housing will assume certain obligations under this Agreement.

         NOW, THEREFORE, it is agreed:

SECTION 1   DEFINITIONS.

         Capitalized terms used in this Agreement shall have the meanings set forth below:

         1.1 "Action": any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Governmental Authority, or suits, at law or in arbitration or equity commenced by any Person.

         1.2 "Advisor": with respect to HRPT or Senior Housing at any time, the Entity at that time serving as advisor to such party, which for both parties is initially Reit Management & Research, Inc., a Delaware corporation.

         1.3  "Affiliate":   with  respect  to  any  Person,  any  other  Person
controlling, controlled by or under common control with, such Person, with "control" for such purpose with respect to a corporation, real estate investment or business trust or similar entity, meaning the possession of the power to vote or direct the voting of a majority of the voting securities of, or other voting interests in, such Person which are entitled to elect directors, trustees or similar officials of such Person.

         1.4 "Agent": State Street Bank & Trust Company, the distribution agent appointed by HRPT to distribute the Senior Housing Common Shares to holders of HRPT Common Shares pursuant to the Distribution.

         1.5  "Agreement":   this  Transaction  Agreement,   together  with  the
Schedules and Exhibit hereto.

         1.6 "Code": the United States Internal Revenue Code of 1986, as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         1.7 "Commission": the United States Securities and Exchange Commission.

         1.8 "Contract": any lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment (whether or not written) and all rights therein.

         1.9 "Covered Liabilities": the meaning given in Section 5.1.

         1.10 "Deferred Payment": the meaning given in subsection 2.2(b).

         1.11  "Deferred  Payment  Due Date":  the meaning  given in  subsection
2.2(b).

         1.12 "Distribution": the distribution of a number of Senior Housing Common Shares by HRPT to holders of HRPT Common Shares equal to one tenth (1/10th) of the number of HRPT Common Shares which are issued and outstanding on the Record Date.

         1.13 "Distribution Date": the date determined by the HRPT Board or an authorized committee thereof as the date on which the Distribution shall be effected, which Distribution Date is contemplated to occur on or about August __, 1999.

         1.14   "Effective   Date":   the  date  on  which  the  Senior  Housing
Registration Statement is declared effective by the Commission.

         1.15 "Entity": a real estate investment trust, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         1.16 "GAAP": generally accepted accounting principles as in effect from time to time in the United States of America.

         1.17 "Governmental Authority": any nation or government, any state or other political subdivision thereof, any federal, state, local or foreign Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States or political subdivision thereof, and any tribunal or arbitral authority of competent jurisdiction, and any self-regulatory organization.

         1.18 "HRPT": the meaning given in the preamble to this Agreement.

         1.19 "HRPT Assets": the assets of HRPT and its Subsidiaries (not including any assets and properties held by Senior Housing and the Transferred Subsidiaries on the Distribution Date), including all assets of HRPT and its Affiliates relating to the HRPT Retained Business.

         1.20 "HRPT Board": the HRPT Board of Trustees.

         1.21 "HRPT Common Shares": the common shares of beneficial interest, $.01 par value, of HRPT.

         1.22 "HRPT Group": HRPT and each Entity whose income is included on the federal Income Tax Return Form 1120-REIT with HRPT as the parent; provided Senior Housing and the Transferred Subsidiaries shall only be included thereon through the Distribution Date.

         1.23 "HRPT  Indemnified  Parties":  the  meaning  given to such term in
Section 5.2.

         1.24 "HRPT Retained Business": the businesses conducted by HRPT and its Subsidiaries pursuant to or utilizing the HRPT Assets, including the acquisition, development, ownership and leasing of real estate assets; provided, however, that the HRPT Retained Business shall not in any event include the Senior Housing Business.

         1.25 "Income Taxes": any and all Taxes to the extent based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

         1.26 "Independent Trustee": with respect to HRPT or Senior Housing, as applicable, a Trustee of such party who is not an employee, executive officer, director (or comparable official) or Affiliate of its respective Advisor.

         1.27 "Liability": any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         1.28 "Managing Trustee": with respect to HRPT or Senior Housing, as applicable, a Trustee of such party who is not an Independent Trustee.

         1.29 "Office Properties": office buildings, warehouses or malls, including medical office properties and clinical laboratory buildings, and in each case whether occupied by a single tenant or multiple tenants, whether leased to private tenants or Governmental Authorities, and whether of single purpose or mixed use.

         1.30 "Other Taxes": all Taxes other than Income Taxes.

         1.31 "Person": any natural individual or any Entity.

         1.32 "Premises": the land, improvements and fixtures owned by the Transferred Subsidiaries (including those described in Schedule I) together with any personal property owned by the Transferred Subsidiaries and used in connection therewith.

         1.33 "Record Date": the date determined by the HRPT Board or an authorized committee thereof as the record date for the Distribution, which Record Date is contemplated to occur on or about ____________, 1999.

         1.34 "Retained Liability": all of the Liabilities arising out of or in connection with the HRPT Assets or the HRPT Retained Business, all of the Liabilities of HRPT in connection with the Actions which are pending on the Distribution Date and all other Liabilities of HRPT and its Subsidiaries not constituting Senior Housing Liabilities.

         1.35 "Securities Act": the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect.

         1.36 "Senior Housing": the meaning given in the preamble to this Agreement.

         1.37 "Senior Housing Assets": the assets held by Senior Housing and the Transferred Subsidiaries on and after the Distribution Date.

         1.38 "Senior Housing Board": the Senior Housing Board of Trustees.

         1.39 "Senior Housing Business": the business conducted by Senior Housing and its Subsidiaries after the Distribution Date, including pursuant to or utilizing the Senior Housing Assets and the acquisition, development, ownership and leasing of Senior Properties.

         1.40 "Senior Housing Common Shares": the common shares of beneficial interest, $.01 par value, of Senior Housing.

         1.41 "Senior  Housing  Credit  Facility":  the meaning given in Section
2.3.

         1.42 "Senior Housing Group": Senior Housing and each Entity whose income is included in the federal Income Tax Return Form 1120-REIT with Senior Housing as the parent.

         1.43 "Senior Housing Indemnified Parties": the meaning given such term in Section 5.1.

         1.44 "Senior Housing Liability": all Liabilities arising out of or in connection with any of the Senior Housing Assets or the Senior Housing Business, excluding (i) liabilities arising out of or in connection with the HRPT Assets or the HRPT Retained Business and (ii) the liabilities in connection with Actions which are pending on the Distribution Date.

         1.45  "Senior  Housing   Registration   Statement":   the  registration
statement on Form S-11 filed by Senior Housing under the Securities Act in connection with the Distribution.

         1.46 "Senior Properties": senior apartments, congregate communities, assisted living properties, nursing homes or other healthcare properties, but excluding medical office properties, medical clinics and clinical laboratory buildings.

         1.47 "Separate Counsel": the meaning given in subsection 5.3(b).

         1.48 "Subsidiary": with respect to any Person, any Entity (i) a majority of the voting securities of, or other voting interests in, such Entity which are entitled to elect directors, trustees or similar officials of such Entity, or (ii) a majority of the equity interests of such Entity, of which is owned directly or indirectly by such Person or any Subsidiary of such Person.

         1.49 "Subsidiary Shares": the meaning given in subsection 2.2(a).

         1.50 "Taxes": any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or other additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

         1.51 "Taxing Authorities": the United States Internal Revenue Service (or any successor authority) and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

         1.52 "Tax Contests": the meaning given in Section 6.5.

         1.53 "Tax Returns": all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed by any taxpayer in connection with, its liability for, or its payment or receipt of any refund of, any Tax.

         1.54  "Tenant  Leases":   the  leases  or  mortgages  of  the  Premises
identified in Schedule II.

         1.55 "Third-Party Claim": any Action by or before any Governmental Authority asserted by a Person other than any party hereto or their respective Affiliates which gives rise to a right of indemnification hereunder.

         1.56 "Transferred Subsidiaries": those Subsidiaries of HRPT identified on Schedule III.

SECTION 2     TRANSFERS; DISTRIBUTION.

         2.1 Transfer of Senior Properties. Prior to the execution of this Agreement and pursuant to various assignment and assumption agreements, deeds and other documents of conveyance, HRPT transferred title to the Premises, all Tenant Leases and all Contracts, assets and liabilities (other than indebtedness for borrowed money) related to the ownership, operation and leasing of the Premises, to the Transferred Subsidiaries as a capital contribution.

         2.2 Transfer of Capital Stock; Promissory Notes. HRPT and Senior Housing agree and, by its joinder to this Agreement below, SPTMRT Properties Trust (which is a Transferred Subsidiary), agrees to effect the following transactions:

                  (a) As of 9:00 a.m., Boston time, on the Effective Date, HRPT will transfer to Senior Housing, free and clear of all liens or other encumbrances, all of the issued and outstanding capital stock (collectively, the "Subsidiary Shares") of (i) SPTMRT Properties Trust, which transfer shall be partially in consideration of the deferred payments described in clauses (b) and (c) below and otherwise shall be a contribution by HRPT to the capital of Senior Housing, and (ii) each of the other Transferred Subsidiaries, which transfer shall be a contribution by HRPT to the capital of Senior Housing, in each case by delivery to Senior Housing of all certificates representing the Subsidiary Shares, together with stock powers duly executed in blank;

                  (b) in  partial  consideration  for  the  transfer  to  Senior
         Housing of the Subsidiary Shares issued by SPTMRT Properties Trust, Senior Housing agrees (i) to pay to HRPT the aggregate sum of two hundred million dollars ($200,000,000) (the "Deferred Payment"), payable on the 10th day following the Distribution Date and in any event on December 31, 1999 (the earlier of such dates, the "Deferred Payment Due Date") and prepayable at any time prior to the Deferred Payment Due Date together with accrued and unpaid interest on the portion thereof prepaid, and (ii) to pay interest on the unpaid Deferred

         Payment from the Effective Date to (but excluding) the date of payment thereof, payable on the Deferred Payment Due Date and thereafter on demand, at a rate per annum determined for each day equal to HRPT's weighted average effective interest rate on its indebtedness for money borrowed on such day (as determined by HRPT in good faith), but in no event exceeding the maximum rate permitted by law;

                  (c) as a condition to Senior Housing's acceptance of the Subsidiary Shares issued by SPTMRT Properties Trust, SPTMRT Properties Trust agrees to assume and agrees to pay, as a primary obligor and not as a guarantor, the Deferred Payment by delivery to HRPT on the Effective Date of a promissory note, bearing interest, maturing on the date and otherwise on the terms and conditions contained in the form of promissory note attached to this Agreement as Exhibit A; and

                  (d) on the Effective Date, HRPT will make a contribution to the capital of Senior Housing in the amount of $1,000,000 plus an amount equal to (i) $169,500 times (ii) the number of days from and including July 1, 1999 to and excluding the Distribution Date.

         2.3 The Distribution. On the Distribution Date, subject to the conditions set forth in this Agreement, HRPT shall deliver to the Agent a share certificate representing a number of whole and fractional Senior Housing Common Shares equal to one tenth (1/10th) the number of HRPT Common Shares issued and outstanding on the Record Date, and shall instruct the Agent to distribute, on or as soon as practicable on or following the Distribution Date, to holders of record of HRPT Common Shares on the Record Date, one tenth (1/10th) of a Senior Housing Common Share for each HRPT Common Share owned of record by such holder. In addition, HRPT shall authorize the Agent to perform such withholding in respect of the Distribution as may be required by Taxing Authorities. Senior Housing agrees to provide all share certificates that the Agent requires in order to effect the Distribution and any such associated withholding.

         In  no  event  shall  the  Distribution   occur  unless  the  following
conditions shall have been satisfied:

                  (a) the transactions contemplated by Sections 2.1 and 2.2 shall have been consummated in all material respects;

                  (b) the Senior Housing Registration Statement shall have been declared effective by the Commission and listing of the Senior Housing Common Shares for trading on the New York Stock Exchange shall have been approved by the Exchange;

                  (c) Senior Housing shall have entered into a secured revolving credit facility with one or more commercial banks or other institutional lenders with availability of not less than $350,000,000 (the "Senior Housing Credit Facility"); and

                  (d) Ernst & Young LLP shall have delivered to the HRPT Board and the Senior Housing Board a letter dated the Effective Date, in form and substance reasonably satisfactory to each of them containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in a public offering of securities with respect to financial statements and certain financial information and data contained in the Senior Housing Registration Statement and prospectus contained therein;

provided, however, that any such condition may be waived by the HRPT Board and the Senior Housing Board in their sole discretion.

         2.4      Representations; No Implied Representations, etc..

                  (a) Each of HRPT and Senior Housing represents and warrants to the other that (i) it is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement, and (ii) this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement generally of creditors' rights and remedies, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the discretion of any court of competent jurisdiction in granting specific performance or other equitable relief, and (C) an implied duty to take action and make determinations on a reasonable basis and in good faith.

                  (b) HRPT hereby represents and warrants to Senior Housing that
         (i) each Transferred Subsidiary is a real estate investment trust duly formed and validly existing under the laws of the State of Maryland,
         (ii) the Subsidiary Shares have been duly authorized and issued and are fully paid and nonassessable, and (iii) immediately prior to the contribution of the Subsidiary Shares to Senior Housing on the Effective Date pursuant to Section 2.2, the Subject Shares will be owned by HRPT free of any adverse claims (within the meaning of Article 8 of the Uniform Commercial Code as in effect in Massachusetts) and will constitute all of the issued and outstanding shares of capital stock of each Transferred Subsidiary, and no Person other than Senior Housing will have any option or other right to acquire shares of capital stock of any Transferred Subsidiary.

                  (c) Senior Housing represents and warrants to HRPT (i) that it is aware that the offering and sale of the Subsidiary Shares pursuant to this Agreement has not been and will not be registered under the Securities Act and (ii) that Senior Housing is acquiring the Subsidiary Shares without a view to any distribution thereof which would require registration under the Securities Act.

                  (d) EACH OF HRPT AND SENIOR HOUSING ACKNOWLEDGES AND AGREES THAT NEITHER OF THEM HAS MADE AND NEITHER OF THEM IS MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY EXPRESSLY DISCLAIMED) IN CONNECTION WITH THIS AGREEMENT OR THE

         TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the generality of the foregoing, each of HRPT and Senior Housing acknowledges and agrees that neither of them is making any representation or warranty of any nature, express or implied, as to (i) the value or freedom from encumbrance of, or any other matter concerning, the Subsidiary Shares, the Transferred Subsidiaries or their properties, assets or liabilities, or the properties, assets or liabilities of any party to this Agreement, (ii) any past, present or future income, expenses or results of operations or cash flow of the Premises or the Transferred Subsidiaries, any projections, the financial viability of the Premises or the Transferred Subsidiaries, the creditworthiness of any tenants under the Tenant Leases or any guarantor thereof (it being acknowledged by Senior Housing that some of such tenants or guarantors or their parent companies have recently had materially adverse changes in financial position and are or may be in financial distress or in bankruptcy proceedings), or the completeness or accuracy of any books or records of HRPT or any Transferred Subsidiary pertaining to the Premises; (iii) the validity or binding effect or enforceability of any Tenant Leases or Contracts, (iv) the legal sufficiency of any instrument conveying title to any asset transferred pursuant to this Agreement or any related agreement, including the transfer of the Premises and Tenant Leases to the Transferred Subsidiaries, or (v) the Premises or matters affecting the Premises, including physical condition, title to or the boundaries of the real property constituting the Premises, pest control matters, soil conditions, environmental matters, compliance with building, health, safety, environmental, land use and zoning laws, regulations and orders (including compliance with the Americans with Disabilities Act or any related regulations), absence of hazardous materials, operation of mechanical systems, equipment and fixtures, suitability of soil or geology, absence of defects, structural and other engineering characteristics, quality of construction, traffic patterns, market data, economic conditions or projections, and any other information pertaining to the Premises or the market and physical environments in which they are located. SENIOR HOUSING ACKNOWLEDGES AND AGREES THAT THE PREMISES WERE TRANSFERRED TO THE TRANSFERRED SUBSIDIARIES "AS IS, WHERE IS, WITH ALL FAULTS."

                  (e) Without limiting the provisions of subsection 2.4(d) above, Senior Housing, for itself and its subsidiaries (including the Transferred Subsidiaries) and its and their successors and assignees, hereby releases HRPT and its subsidiaries, shareholders, officers, employees, agents, successors and assigns from and waives all claims and liability against HRPT and its subsidiaries, shareholders, officers, employees, agents, successors and assigns connected with or arising out of any structural, physical, or environmental condition in, at, about or under the Premises and further releases HRPT and its subsidiaries, shareholders, officers, employees, agents, successors and assigns from and waives all claims and liability against HRPT and its subsidiaries, shareholders, officers, employees, agents, successors and assigns attributable to the structural, physical and environmental condition and quality of the Premises, including the presence, discovery or removal of any hazardous materials in, at, about or under any of the Premises, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and as may be further amended from time to time), or any other federal or state laws or regulations relating to environmental matters in, at, about or under any of the Premises Property. As between HRPT, on the one hand, and the respective Transferred Subsidiaries which own the Premises, on the other, each Transferred Subsidiary assumes responsibility and liability for all obligations (past, present or future) attributable to any hazardous materials in, at, about or under the Premises which it owns at the Effective Date or the Distribution Date, which responsibilities and liabilities will be retained by such Transferred Subsidiary when its Subsidiary Shares are transferred by HRPT to Senior Housing.

                  (f) For purposes of this Section 2.4, the term "hazardous material" shall mean any asbestos or asbestos-containing material or any substance, chemical, waste, oil or other petroleum product or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity.

                  (g) Notwithstanding anything herein to the contrary, the acknowledgments and agreements of the parties set forth in this Section
         2.4 shall survive the Distribution Date and the repayment of the Deferred Payment and shall be enforceable at any time.


SECTION 3     POST-DISTRIBUTION COVENANTS.

         3.1 Operations and Investments of HRPT and Senior Housing. HRPT and Senior Housing hereby acknowledge and agree that for so long as (a) HRPT owns 10% or more of the Senior Housing Common Shares, (b) the Advisor or an Affiliate thereof serves as advisor for both HRPT and Senior Housing, or (c) any Managing Trustee of Senior Housing is also a Managing Trustee of HRPT, HRPT will not make any investment (which may include, without limitation, fee interests in the underlying property or leaseholds, joint ventures, mortgages and other real estate interests) in a Senior Property without the prior approval of a majority of Senior Housing's Independent Trustees and Senior Housing will not make any investment in an Office Property without the prior approval of a majority of HRPT's Independent Trustees. In any case where an investment is both a Senior Property and an Office Property, such investment shall be classified as either one or the other based on its overriding character as determined by rentable square footage (excluding common areas). Nothing in this Section 3.1 shall apply to any investment of HRPT in Senior Properties existing on the Distribution Date.

         3.2 Cooperation, Exchange of Information, and Retention of Records.

                  (a)  Upon   reasonable   request   prior  to  and   after  the
         Distribution Date, HRPT (on behalf of the HRPT Group) and Senior Housing (on behalf of the Senior Housing Group) shall promptly provide, and shall cause their respective Affiliates to provide, the requesting party with such cooperation and assistance, documents and other information, without charge, as may be necessary or reasonably helpful
         in  connection   with  (i)  the   consummation
         of the transactions contemplated by this Agreement and the preservation for each party and for the Transferred Subsidiaries, to the extent reasonably feasible, the benefits of this Agreement (including, in the case of Senior Housing and the Transferred Subsidiaries, the economic and operational benefits of the Senior Housing Assets), (ii) the continued qualification of each of HRPT and Senior Housing as a REIT under the Code, including the enforcement of the ownership limitations and other provisions of their respective declarations of trust relating to the preservation of the status of each of HRPT and Senior Housing as a REIT under the Code, (iii) each party's preparation and filing of any original or amended Tax Return, (iv) the conduct of any audit, appeal, protest or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, and (v) the verification of an amount payable hereunder to, or receivable hereunder from, the other party. Each party shall make its officers and facilities available on a mutually convenient basis to facilitate such cooperation.

                  (b) HRPT and Senior Housing shall retain or cause to be retained all books, records and other documents within its possession relating to the Premises, the Tenant Leases or the Contracts or otherwise to the Transferred Subsidiaries or their properties, assets or liabilities, and all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, which Tax Returns and other materials are within the scope of this Agreement, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall provide at least thirty (30) days prior written notice of any intended destruction of the documents referred to in the preceding sentence. A party giving such a notification shall not dispose of any of the foregoing materials without first allowing the other party a reasonable opportunity to copy them at such other party's expense.

         3.3      Repayment of Senior Housing Formation Debt.

                  (a) As soon as practicable after the Distribution, but not later than the Deferred Payment Date, Senior Housing shall pay or cause SPTMRT Properties Trust to pay the Deferred Payment in full, together with all accrued and unpaid interest thereon, in accordance with the terms hereof and of any promissory notes evidencing the Deferred Payments. Senior Housing represents and warrants to HRPT that, after giving effect to the Distributions and the consummation of the transactions contemplated by Sections 2.1 and 2.2, Senior Housing will have the right to borrow at least $200,000,000 under the Senior Housing Credit Facility and agrees to maintain that borrowing availability until the Deferred Payment and all accrued interest thereon has been paid in full; provided that the obligations of Senior Housing and SPTMRT Properties Trust to pay the Deferred Payment and interest thereon shall not be limited to amounts available to be borrowed under the Senior Housing Credit Facility and shall not be conditioned on the availability of funds thereunder.

                  (b) In the event that any portion of the Deferred Payment and all accrued interest thereon remains unpaid on the Deferred Payment Date, Senior Housing agrees to cause SPTMRT Properties Trust to, and by its joinder to this Agreement below, SPTMRT Properties Trust agrees to, secure the obligations of Senior Housing and of SPTMRT Properties Trust to pay the Deferred Payment and all interest accrued or to accrue thereon within 10 days following the Deferred Payment Date (and in any event by December 31, 1999) with a perfected, first mortgage lien on the Premises owned by SPTMRT Properties Trust on the Effective Date and perfected first assignments of and security interests in all Tenant Leases, all Contracts and other personal property, fixtures and other assets and rights related to the ownership, operation and leasing of these Premises, pursuant to any mortgages, assignments, securities agreements, financing statements and other security documents which may reasonably be requested by HRPT from time to time. Senior Housing and, by its joinder to this Agreement below, SPTMRT Properties Trust acknowledges and agrees that the performance of its obligations under this Section 3.3 may be necessary for HRPT's continuing qualification as a REIT under the Code, that monetary damages would be insufficient to compensate HRPT for a breach by Senior Housing or SPTMRT Properties Trust of these obligations and, accordingly, that HRPT shall be entitled, to the extent permitted by law, to request and obtain specific performance of the obligations of Senior Housing and SPTMRT Properties Trust under this Section 3.3 and to injunctive relief requiring such performance.

         3.4 Covenants to Maintain REIT Qualification. For so long as HRPT owns more than 9.8% of the outstanding Senior Housing Common Shares or 9.8% by value of the outstanding equity of Senior Housing, (a) HRPT will not acquire or own more than 9.8% of the equity (measured by vote, value, capital interests or profits interests) of any tenant of any member of the Senior Housing Group, (b) HRPT will not consent to any Person owning more than 9.8% of the outstanding beneficial interests in HRPT if the effect of such ownership would result in rents received by any member of the Senior Housing Group to not qualify as "rents from real property" within the meaning of Section 856(d) of the Code, and
(c) HRPT will not take any other action which, in the reasonable judgment of the Senior Housing Board, would reasonably be expected to have an adverse impact on the ability of Senior Housing to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code. For so long as HRPT owns more than 9.8% of the outstanding Senior Housing Common Shares or 9.8% by value of the outstanding equity of Senior Housing, (a) Senior Housing will not acquire or own more than 9.8% of the equity (measured by vote, value, capital interests or profits interests) of any tenant of any member of the HRPT Group, and (b) Senior Housing will not take any other action which, in the reasonable judgment of the HRPT Board, would reasonably be expected to have an adverse impact on the ability of HRPT to qualify as a "real estate investment trust" under Sections 856 through 860 of the Code.

         3.5 Transfer of Senior Housing Shares. During the period ending on the first anniversary of the Distribution Date, HRPT will not sell, transfer or otherwise dispose of any of the Senior Housing common shares owned by it on the Distribution Date (after giving effect to the Distribution) without the prior approval of a majority of the Senior Independent Trustees.

SECTION 4  DISTRIBUTION DATE ALLOCATIONS.

         4.1 GAAP Allocations. For accounting purposes, all items of income and expense relating to the Transferred Subsidiaries shall be allocated to HRPT in respect of periods prior to (but excluding) the Distribution Date, and to Senior Housing for all periods commencing on and after the Distribution Date.

         4.2 Cash Allocations. Notwithstanding the provisions of subsection 4.1, the parties agree that:

                  (a) Except as otherwise provided in subsection 4.2(c) below, HRPT shall be entitled to receive and retain all cash and cash equivalents (including the proceeds of checks received or in process of collection and of tenant security deposits) of the Transferred Subsidiaries at the time of the Distribution, regardless of whether such cash or cash equivalents represent the proceeds of payments in respect of the Premises, the Tenant Leases or the Contracts which relate to periods which fall in whole or in part on or after the Distribution Date (and Senior Housing acknowledges that the Transferred Subsidiaries will declare a dividend of such cash and cash equivalents payable to HRPT as holder of record of the Subsidiary Shares prior to the Distribution Date, even though such dividend may be payable on or after the Distribution Date);

                  (b) Senior Housing and the Transferred Subsidiaries shall be entitled to receive and retain all payments in respect of the Premises, the Tenant Leases and the Contracts which are received by the Transferred Subsidiaries from and after the Distribution Date, regardless of whether the payment relates to periods which fall in whole or in part prior to the Distribution Date; and

                  (c) Senior Housing and the Transferred Subsidiaries shall be entitled to retain, and HRPT shall transfer to Senior Housing or the applicable Transferred Subsidiaries, any tenant, guarantor or similar deposits which are required pursuant to a Tenant Lease or a Contract to be maintained in a segregated escrow account, and thereafter Senior Housing or the applicable Transferred Subsidiary shall agree to hold and maintain such deposits in accordance with the applicable Tenant Lease or Contract. Any tenant, guarantor or similar deposits pursuant to any Tenant Lease or Contract which are not required to be maintained in a segregated escrow account will be retained by HRPT, but Senior Housing or the applicable Transferred Subsidiary will assume any obligations to return or repay such deposits in accordance with the applicable Tenant Lease or Contract.

         4.3 No Other Prorations.  Except as expressly  provided in Section 4.1,
4.2 or 6, there shall be no proration, as between HRPT and its Subsidiaries (exclusive of Senior Housing and the Transferred Subsidiaries), on the one hand, and Senior Housing and the Transferred Subsidiaries, on the other, in respect of rents, common area maintenance charges or other fixed or unfixed charges payable under the Tenant Leases, fuel, electric, water or other utility costs, municipal assessments or governmental license or permit fees, real estate Taxes or assessments, water rates or charges, sewer Taxes or rents, or any other item of income or expense relating to the Premises (or for any adjustments arrearages therein or refunds thereof). No insurance policies of HRPT or its Subsidiaries are to be transferred to Senior Housing and the Transferred Subsidiaries, and no apportionment of the premiums therefor shall be made.

SECTION 5     SURVIVAL; INDEMNIFICATION.

         5.1 Indemnification by HRPT. From and after the Distribution Date, HRPT shall indemnify and hold harmless Senior Housing, its Subsidiaries (including the Transferred Subsidiaries), each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Senior Housing Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys', accountants', and experts' fees and expenses, including those incurred to enforce the terms of this Agreement (collectively, "Covered
Liabilities"), suffered, directly or indirectly, by any Senior Housing Indemnified Party by reason of, or arising out of:

                  (a) any breach of any covenant or agreement of HRPT contained in this Agreement; or

                  (b) any Retained Liability.

         5.2 Indemnification by Senior Housing. From and after the Distribution Date, Senior Housing shall indemnify and hold harmless HRPT, its Subsidiaries, each of their respective directors, trustees, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "HRPT Indemnified Parties") from and against any and all Covered Liabilities suffered, directly or indirectly, by any HRPT Indemnified Party by reason of, or arising out of:

                  (a) any breach of any covenant or agreement of Senior Housing contained in this Agreement; or

                  (b) any Senior Housing Liability.

         5.3      Indemnification Procedures.

                  (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any indemnified party to give notice as provided in this
         Section 5.3 shall not relieve any indemnifying party of its obligations under this Section 5, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend any Third-Party Claim. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). The indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party (i) shall not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than those expenses referred to in the preceding sentence, and (ii) shall keep the indemnified party reasonably informed of the status of the defense of such Third-Party Claim; provided, however, that such indemnified party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple indemnified parties), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this Section
         5.3 within the period of ten (10) (or, if applicable, fewer) business days described above, the indemnified party may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such indemnified party may compromise or settle any such Third-Party claim without the prior written consent of the indemnifying party,
         which   consent  shall  not  be   unreasonably
         withheld or delayed. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would reasonably be expected to have a material adverse effect on the indemnified party.

         5.4      Certain Limitations, Etc.

                  (a) The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies) with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

                  (b) NO  REMEDY  UNDER  THIS  AGREEMENT  OR AT LAW OR IN EQUITY
         SHALL  INCLUDE,   PROVIDE  FOR  OR  PERMIT  THE  PAYMENT  OF  MULTIPLE,
         EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY EQUITABLE EQUIVALENT THEREOF OR SUBSTITUTE THEREFOR.

         5.5 Priority of Section 6. As to the Tax matters addressed in Section 6, including the indemnification for Taxes and the control and conduct of Tax Contests, the provisions of Section 6 shall be the exclusive governing provisions.

SECTION 6   TAX MATTERS.

         6.1      General Responsibility for Taxes.

                  (a) All federal Income Taxes of the HRPT Group shall be borne by, shall be the responsibility of, and shall be paid by HRPT, and all federal Income Taxes of the Senior

         Housing Group shall be borne by, shall be the responsibility of, and shall be paid by Senior Housing. For purposes of federal Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the HRPT Group and the Senior Housing Group in the following manner. Any item relating to the Senior Housing Assets or the Senior Housing Business shall be: (i) allocated exclusively to the HRPT Group if such item is in respect of a period ending before the Distribution Date; (ii) allocated exclusively to the Senior Housing Group if such item is in respect of a period commencing after the Distribution Date; and (iii) apportioned between the HRPT Group and the Senior Housing Group in a manner consistent with (A) applicable Tax laws, (B) the continued qualification of both HRPT and Senior Housing as REITs under the Code, and (C) commercially reasonable pro rations of items between buyers and sellers of real estate, if such item is in respect of a period that includes the Distribution Date.

                  (b) For any state or local Income Tax that follows Section 856(i) of the Code (i) such state and local Income Taxes of the HRPT Group shall be borne by, shall be the responsibility of, and shall be paid by HRPT, and (ii) such state and local Income Taxes of the Senior Housing Group shall be borne by, shall be the responsibility of, and shall be paid by Senior Housing. For purposes of such state and local Income Taxes, items of income, gain, loss, deduction, expenditure, and credit shall be allocated and apportioned between the HRPT Group and the Senior Housing Group in the same manner as Section 6.1(a).

                  (c) HRPT shall hold Senior Housing harmless from and against all Taxes which are to be borne by HRPT under Section 6.1. Senior Housing shall hold HRPT harmless from and against all Taxes which are to be borne by Senior Housing under Section 6.1.

         6.2 Allocation of Certain Taxes Among Taxable Periods. HRPT and Senior Housing agree that if Senior Housing or any member of the Senior Housing Group is permitted but not required under any applicable Tax law, including applicable state and local Income Tax laws, to treat the day before the Distribution Date or the Distribution Date as the last day of a Taxable period, HRPT and Senior Housing shall cooperate so that such day will be treated as the last day of a Taxable period.

         6.3      Filing and Payment Responsibility.

                  (a) From and after the Distribution Date, each of HRPT (on behalf of the HRPT Group) and Senior Housing (on behalf of the Senior Housing Group) shall cause to be prepared and filed such Tax Returns as the HRPT Group and the Senior Housing Group, respectively, are required to file with applicable Taxing Authorities. Each of HRPT (on behalf of the HRPT Group) and Senior Housing (on behalf of the Senior Housing Group) agree that, except as required by applicable law, they will not take positions in any such Tax Return that are inconsistent with (i) the description of federal Income Tax consequences in the Senior Housing Registration Statement and (ii) any other Tax Return, whether filed on behalf of the HRPT Group or the Senior Housing Group, previously or substantially contemporaneously filed with such Tax Return. In particular, the parties will use all reasonable business efforts to cooperate with one another in valuing the individual assets comprising the Senior Housing Assets on the Distribution Date, to the extent such valuations are necessary for Tax purposes.

                  (b) To the extent that either of the HRPT Group or the Senior Housing Group bears responsibility pursuant to Section 6.1 for some or all of a Tax which is to be paid with a Tax Return for which the other bears preparation and filing responsibility pursuant to Section 6.3, then (i) the party bearing responsibility for some or all of such Tax shall have the right to review and comment upon such Tax Return at least fifteen (15) days before such Tax Return must be filed, and (ii) the party bearing responsibility for some or all of such Tax shall pay over by wire transfer the amount of such Tax for which it is responsible to the party filing such Tax Return at least three (3) days before such Tax Return must be filed, and (iii) the party responsible for preparing and filing such Tax Return will file such Tax Return on or before its due date and pay over to the applicable Taxing Authority the amount of Tax due with such Tax Return.

         6.4 Refunds and Credits. Any refunds or credits of Taxes shall be for the account of the party bearing responsibility for such Taxes under Section
6.1. Each of HRPT and Senior Housing agrees that if as the result of any audit adjustment made by any Taxing Authority with respect to a Tax to be borne by the other party under Section 6.1, any member of the HRPT Group or the Senior Housing Group, respectively, receives a Tax benefit in the form of a cash refund or in the form of a credit applicable against Tax liabilities to be borne by such benefited party under this Section 6, then the benefited party shall notify the other party of the same within ten (10) days of, as applicable, receiving the cash refund or filing the Tax Return in which such credit is utilized, and then pay over immediately to such other party the amount of such Tax refund or credit.

         6.5 Tax Contests. If either HRPT (on behalf of the HRPT Group) or Senior Housing (on behalf of the Senior Housing Group) becomes aware of any audit, pending or threatened assessment, official inquiry, examination or proceeding ("Tax Contests") that could result in an official determination with respect to Taxes due or payable the responsibility for any portion of which rests with the other party, such party shall promptly so notify the other party in writing. The party bearing greater responsibility for the Taxes contested in a Tax Contest shall bear the costs (including attorneys' and accountants' fees, but excluding the contested Taxes) of such Tax Contest, and shall control and conduct such Tax Contest in a reasonable manner after consulting in good faith with the other party. The other party shall supply the party controlling the Tax contest with such powers of attorney and assistance as may be reasonably requested. The responsibility for any additional liability for Taxes resulting from a Tax Contest shall be allocated and apportioned between the HRPT Group and the Senior Housing Group in accordance with Section 6.1. Except to the extent in conflict with the provisions of this Section 6, the provisions of Section 5.3 shall be applicable to Tax Contests.

         6.6 Resolution of Disputes. At the request of either HRPT or Senior Housing, any disputes between HRPT (on behalf of the HRPT Group) and Senior Housing (on behalf of the Senior Housing Group) with respect to matters governed by this Section 6 shall be resolved through an arbitration by a firm of independent certified public accountants, mutually agreed upon by HRPT and Senior Housing and having no material relationship with either HRPT or Senior Housing, whose determination shall be final and binding on both parties. The cost of such firm shall be borne equally by HRPT and Senior Housing.

SECTION 7   MISCELLANEOUS.

         7.1 Arbitration. The Parties agree that any and all disputes and disagreements arising out of or relating to this Agreement, other than actions or claims for injunctive relief or claims raised in actions or proceedings brought by third parties and other than disputes under Section 6 as to which either party elects to apply the provisions of Section 6.6, shall be resolved through negotiations or, if the dispute is not so resolved, through binding arbitration conducted in Boston, Massachusetts under the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures, with the following amendments to those rules. First, the parties agree that in no event shall the arbitration from commencement to issuance of an award take longer than 180 days. Second, the parties agree that the arbitration tribunal shall consist of three arbitrators and that the Parties elect not to have the optional appeal procedure provided for in Rule 23. Third, in lieu of the depositions permitted in Rule 15(E) and
(F) the parties agree that the only depositions shall be a single deposition to last no longer than one six-hour day that each party may take of the opposing party or an individual under the control of the opposing party. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         7.2 Confidentiality. Each party hereto shall use its reasonable business efforts to maintain the confidentiality of any information concerning the other party or any Subsidiary of the other party provided to or discovered by it or its representatives and which is not otherwise available on a nonconfidential basis to such party and shall not (except as may otherwise be required by applicable law or the rules and regulations of the New York Stock Exchange) disclose such information, subject to the provisions of this Section, to anyone other than those people who have a need to know such information in connection with the conduct of such party's business, including its attorneys, accountants and other representatives and agents or during the course of or in connection with any Action based upon or in connection with the subject matter of this Agreement.

         7.3      Notices.

                  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                  (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

                  (c)      All such notices shall be addressed,

         If to Senior Housing, to:

                  Senior Housing Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President
                  Telecopier No. (617) 332-2261

         If to HRPT, to:

                  HRPT Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  President
                  Telecopier No. (617) 332-2261

                  (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address up to two other addresses within the United States of America.

         7.4 Waivers, Etc. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

         7.5 Assignment; Successors and Assigns. This Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties, except to a successor to such party by merger or consolidation or an assignee of substantially all of the assets of such party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other Person.

         7.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         7.7 Counterparts, Etc. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         7.8 Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts.

         7.9 Expenses. HRPT agrees to pay and to hold Senior Housing harmless from and against (a) all costs, expenses and fees (including in each case the reasonable fees and disbursements of counsel), whether incurred by HRPT, Senior Housing or a Transferred Subsidiary, incident to (i) the drafting, preparation, execution and delivery of this Agreement and all other agreements, instruments and other documents entered into by HRPT, Senior Housing or the Transferred

Subsidiaries in connection herewith or in connection with the Distribution or consummation of the other transactions contemplated hereby, (ii) the preparation, printing, filing and distribution under the Securities Act of the Senior Housing Registration Statement (including financial statements and exhibits), each preliminary prospectus and prospectus in connection therewith and all amendments and supplements to any of them, (iii) the registration or qualification of the Senior Housing Common Shares for offer and sale under the securities, Blue Sky or real estate syndication laws of the several states in connection with the Distribution, (iv) the initial listing of the Senior Housing Common Shares on the New York Stock Exchange and (v) furnishing such copies of the Senior Housing Registration Statement, the final prospectus contained therein and all amendments and supplements thereto as may be requested for use by tranferors thereof who are required to deliver a prospectus in connection with the Distribution, (b) the fees and expenses of the Agent in connection with the Distribution, (c) all costs, expenses and fees (including any up-front or structuring fees, any mortgage recording fees or taxes and all costs the reasonable fees and disbursements of counsel for Senior Housing and for any lenders or agents), in connection with or incident to the establishment of, or the drafting, preparation, execution and delivery of any and all agreements, instruments and other documents entered into by Senior Housing or any Transferred Subsidiaries in connection with, the Senior Housing Credit Facility, and (d) all real property transfer Taxes, including Taxes levied upon the transfer of equity in an Entity owning real estate assets, and all excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees, including any deficiencies, interest, penalties, additions to Tax or additional amounts excluding any Income Taxes, incurred in connection with the transactions contemplated by this Section 7.9. HRPT and Senior Housing shall take all reasonable actions in making efforts to minimize the amount of Transfer Taxes, and shall cooperate with one another in providing any appropriate exemption certifications or other similar documentation.

         7.10 Section and Other Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation."

         7.11 Exculpation. THE DECLARATIONS OF TRUST ESTABLISHING HRPT, SENIOR HOUSING AND SPTMRT PROPERTIES TRUST, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATIONS"), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAMES "HRPT PROPERTIES TRUST," "SENIOR HOUSING PROPERTIES TRUST" AND "SPTMRT PROPERTIES TRUST" REFER TO THE TRUSTEES UNDER EACH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HRPT, SENIOR HOUSING OR SPTMRT PROPERTIES TRUST, AS THE CASE MAY BE, SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR

SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HRPT, SENIOR HOUSING OR SPTMRT PROPERTIES TRUST, AS THE CASE MAY BE. ALL PERSONS DEALING WITH HRPT, SENIOR HOUSING OR SPTMRT PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HRPT, SENIOR HOUSING OR SPTMRT PROPERTIES TRUST, AS THE CASE MAY BE, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION 7.11 SHALL SURVIVE THE DISTRIBUTION OF SENIOR HOUSING COMMON SHARES.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                HRPT PROPERTIES TRUST



                                By:___________________________________
                                      Title:


                                SENIOR HOUSING PROPERTIES TRUST



                                By:___________________________________
                                      Title:


THE PROVISIONS OF SECTIONS 2.2 AND 3.3 APPLICABLE TO THE UNDERSIGNED ARE HEREBY ACCEPTED AND AGREED TO:

SPTMRT PROPERTIES TRUST



By:___________________________________
      Title:

                                                                    EXHIBIT A TO
                                                           TRANSACTION AGREEMENT


                                     Form of
                                 Promissory Note

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW.


                                 PROMISSORY NOTE


$__________                                                               [DATE]
                                                       __________, Massachusetts

         FOR VALUE RECEIVED, SPTMRT PROPERTIES TRUST, a Maryland real estate investment trust (the "Maker"), by this promissory note (this "Note"), promises unconditionally to pay to HRPT PROPERTIES TRUST, a Maryland real estate investment trust ("HRPT") or registered assigns (the "Holder") the principal sum of __________________________________________ DOLLARS ($___________), on the
Deferred Payment Date (as defined below), together with any accrued but unpaid interest on the principal amount from time to time outstanding hereunder as set forth below.

         This Note shall bear interest on the principal amount from time to time outstanding hereunder from the date hereof to and including the date on which the principal amount outstanding hereunder is repaid in full, payable on the Deferred Payment Due Date and thereafter on demand, at a rate per annum determined for each day equal to HRPT's weighted average effective interest rate on its indebtedness for money borrowed on such day (as determined by HRPT in good faith), but in no event exceeding the maximum rate permitted by law.

         The Maker may prepay principal of this Note in part or in whole from time to time without premium or penalty, but together with accrued and unpaid interest on the principal amount prepaid.

         This Note is made by the Maker pursuant to the terms of the Transaction Agreement, dated as of __________, 1999 (as amended from time to time, the "Transaction Agreement"), between HRPT and Senior Housing Properties Trust, a Maryland real estate investment trust. As used herein, the term "Deferred Payment Date" means the earlier to occur of (i) the 10th day following the Distribution Date (as such term is defined in the Transaction Agreement) and
(ii) December 31, 1999.

         All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder at such places within the United States of America as the Holder shall from time to time designate in lawful money of the United States of America. Payments hereunder shall be made in immediately available funds.

         Without limitation of any other right or remedy of the Holder hereunder or under the Transaction Agreement, if the Maker shall fail to pay the entire principal amount of this Note on or prior to the Deferred Payment Date, then without further demand from the Holder, the Maker shall within 10 days following the Deferred Payment Date (and in any case by December 31, 1999) secure its obligations under this Note with a perfected, first mortgage lien on the Premises (as defined in the Transaction Agreement) owned by the Maker and perfected first assignments of and security interests in all of the Maker's Tenant Leases and Contracts (as defined in the Transaction Agreement) and all of its other personal property, fixtures and other assets and rights related to the ownership, operation and leasing of the Premises, pursuant to such mortgages, assignments, securities agreements, financing statements and other security documents which may reasonably be requested by the Holder from time to time.

         If the Maker shall (i) dissolve or take any action of its shareholders or board of trustees to dissolve, (ii) commence or consent to any case or proceeding under any federal or state bankruptcy, insolvency or reorganization law or any proceeding for appointment of a trustee, receiver, custodian or similar official with respect to the Maker, (iii) be subject to any case or proceeding under any federal or state bankruptcy, insolvency or reorganization law, or proceeding for appointment of a trustee, receiver, custodian or similar official with respect to the Maker, that continues for at least sixty (60) days,
(iv) make an assignment for the benefit of creditors, or (v) admit in writing its inability to pay, or fail to pay, its debts as they mature, the entire unpaid principal of, and accrued and unpaid interest on, this Note shall automatically, without any requirement of notice or action by the Holder, become immediately due and payable.

         The Maker will pay on demand all costs of collection, including all court costs and reasonable attorney's fees paid or incurred by the Holder in enforcing this Note upon default.

         All Makers, sureties, guarantors and endorsers hereof, by executing or endorsing this Note or by entering into or executing any agreement to pay any of the indebtedness evidenced hereby, waive (to the fullest extent permitted by law) all requirements of diligence in collection, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent or suretyship defenses in connection with the collection and enforcement of this Note or any guaranty of the indebtedness evidenced hereby.

         The terms of this Note and the performance and observance by the Maker of any term of this Note may only be waived by a written instrument duly executed by or on behalf of the Holder. The failure of the Holder to exercise any of his rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         This Note may be assigned in whole or, with the prior written consent of the Maker, in part (provided that any such consent shall not be required if such assignment occurs after the Deferred Payment Date and the unpaid principal amount assigned is at least $10,000,000), but any assignee shall take subject to any and all defenses available to the Maker whether at law or in equity. The Maker shall keep a register at its principal place of business in the United States and shall provide for the registration of this Note and of transfers hereof. Upon surrender of this Note for registration of transfer, the Maker shall execute and deliver in the name of the designated assignee or assignees and, in the case of a partial assignment, in the name of the Holder, one or more new notes containing identical terms and provisions as this Note and in an aggregate principal amount equal to the then unpaid principal balance hereof.

         This Note is delivered in and shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.

         THE DECLARATION OF TRUST ESTABLISHING SPTMRT PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SPTMRT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SPTMRT PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SPTMRT PROPERTIES TRUST. ALL PERSONS DEALING WITH SPTMRT PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SPTMRT PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         WITNESS the execution hereof under seal, as of the day and year first above written.

                                      SPTMRT PROPERTIES TRUST



                                      By:___________________________________
                                            Title:




                                       A-3